Exhibit (j)(1)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 9, 2000 relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders of Kobrick Capital Fund, Kobrick Emerging Growth Fund and Kobrick Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Fund Performance", and "Independent Accountants" in such Registration Statement.



/S/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 30, 2001